Exhibit 10.1

MID-CON ENERGY PARTNERS, LP
LONG-TERM INCENTIVE PROGRAM
EQUITY-SETTLED PHANTOM UNIT AGREEMENT

Pursuant to this Equity-Settled Phantom Unit Agreement, dated as of [____], 20__ (this “Agreement”), Mid-Con Energy Partners GP, LLC (the “Company”), as the general partner of Mid-Con Energy Partners, LP (the “Partnership”), hereby grants to [____________________] (the “Participant”) the following award of equity-settled phantom units (“Phantom Units”), pursuant and subject to the terms and conditions of this Agreement and the Mid-Con Energy Partners, LP Long-Term Incentive Program (the “Program”), the terms and conditions of which are hereby incorporated into this Agreement by reference. Each Phantom Unit shall constitute a Phantom Unit under the terms of the Program. Except as otherwise expressly provided herein, all capitalized terms used in this Agreement, but not defined, shall have the meanings provided in the Program.

GRANT NOTICE

Subject to the terms and conditions of this Agreement, the principal features of this Award are as follows:

Number of Phantom Units: [____] Phantom Units

Grant Date: [____], 20__

Vesting of Phantom Units: Subject to the terms and conditions of this Agreement, the Phantom Units shall become vested and nonforfeitable (“Vested Phantom Units”), provided that the Participant has continuously provided services to the Partnership Entities (including employment with the Partnership Entities or membership on the Board, as applicable), without interruption, from the Date of Grant through each applicable vesting date (each, a “Vesting Date”), in accordance with the following schedule:

Vesting Date	Portion Vested
__/__/20__	One-third of the Phantom Units
__/__/20__	One-third of the Phantom Units
__/__/20__	One-third of the Phantom Units

The number of Phantom Units that vest as of each date described above will be rounded down to the nearest whole Phantom Unit, with any remaining Phantom Units to vest with the final installment.

Forfeiture of Phantom Units: In the event of a cessation of the Participant’s Service for any reason, all Phantom Units that have not vested prior to or in connection with such cessation of Service shall, subject to Section 3(b) below, thereupon automatically be forfeited by the Participant without further action and for no consideration.

Payment of Phantom Units: Vested Phantom Units shall be paid to the Participant in the form of Units as set forth in Section 4 below.

TERMS AND CONDITIONS OF PHANTOM UNITS

1.	Grant. The Company hereby grants to the Participant, as of the Grant Date, an award of [____] Phantom Units, subject to all of the terms and conditions contained in this Agreement and the Program.
2.

Phantom Units. Subject to Section 3 below, each Phantom Unit that vests shall represent the right to receive payment, in accordance with Section 4 below, in the form of one (1) Unit. Unless and until a Phantom Unit vests, the Participant will have no right to payment in respect of such Phantom Unit. Prior to actual payment in respect of any

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vested Phantom Unit, such Phantom Unit will represent an unsecured obligation of the Partnership, payable (if at all) only from the general assets of the Partnership.
3.	Vesting and Forfeiture.
(a)	Vesting. Subject to Section 3(c) below, the Phantom Units shall vest in such amounts and at such times as are set forth in the Grant Notice above.
(b)	Accelerated Vesting. Subject to Section 3(c) below, the Phantom Units shall vest in full upon the occurrence of any of the following events:

(i)Termination Other than due to Death or Disability. If, at any time prior to the final Vesting Date, the Participant’s employment with the Partnership Entities or membership on the Board, as applicable, is terminated for any reason other than the Participant’s death or disability, then all Phantom Units granted pursuant to this Agreement that have not yet vested as of the date of the Participant’s termination shall become null and void as of the date of such termination, shall be forfeited to the Company and the Participant shall cease to have any rights with respect thereto; provided, however, that the portion, if any, of the Phantom Units for which forfeiture restrictions have lapsed as of the Participant’s date of termination shall survive.

(ii)Termination due to Death or Disability. If, at any time prior to the final Vesting Date, the Participant’s employment with the Partnership Entities or membership on the Board, as applicable, is terminated by reason of the Participant’s death or disability, then all Phantom Units granted pursuant to this Agreement that remain unvested as of the date of the Participant’s termination shall immediately become fully vested and nonforfeitable as of the date of such termination.

(iii)Change of Control. In the event of a Change of Control prior to the final Vesting Date, except as otherwise provided in the Program, all restrictions described in Section 2 shall lapse and all Phantom Units granted pursuant to this Agreement shall become immediately vested and nonforfeitable.

(c)

Forfeiture. Notwithstanding the foregoing, in the event of a cessation of the Participant’s service for any reason, other than due to death or disability, all Phantom Units that have not vested prior to or in connection with such cessation of service shall thereupon automatically be forfeited by the Participant without further action and without payment of consideration therefor. No portion of the Phantom Units which has not become vested at the date of the Participant’s cessation of service shall thereafter become vested.

(d)	Payment. Vested Phantom Units shall be subject to the payment provisions set forth in Section 4 below.
(e)

Confidentiality. The terms of this Agreement and all documents and information provided by the Partnership, Company or any Affiliates of any of the foregoing to Participant are confidential and shall not be disclosed by Participant; provided, that Participant may disclose this Agreement to Participant’s immediate family members, accountants, attorneys and similar advisors who are bound by a duty of confidentiality and as may be required by applicable law but Participant shall be responsible for any breach of confidentiality by any such persons.

4.	Payment of Phantom Units.
(a)

Phantom Units. Unpaid, vested Phantom Units shall be paid to the Participant in the form of Units in a lump-sum as soon as reasonably practical, but not later than sixty (60) days, following the date on which such Phantom Units vest. Payments of any Phantom Units that vest in accordance herewith shall be made to the Participant (or in the event of the Participant’s death, to the Participant’s estate) in whole Units in accordance with this Section 4.

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(b)

Potential Delay. Notwithstanding anything to the contrary in this Agreement, no amounts payable under this Agreement shall be paid to the Participant prior to the expiration of the six (6)-month period following his “separation from service” (within the meaning of Treasury Regulation Section 1.409A-1(h)) (a “Separation from Service”) to the extent that the Company determines that paying such amounts prior to the expiration of such six (6)-month period would result in a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of the applicable six (6)-month period (or such earlier date upon which such amounts can be paid under Section 409A of the Code without resulting in a prohibited distribution, including as a result of the Participant’s death), such amounts shall be paid to the Participant.

5.

Tax Withholding. The Company and/or its Affiliates shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company and/or its Affiliates, an amount sufficient to satisfy all applicable federal, state and local taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event arising in connection with the Phantom Units. In satisfaction of the foregoing requirement, unless otherwise determined by the Committee, the Company and/or its Affiliates shall withhold Units otherwise issuable in respect of such Phantom Units having a Fair Market Value equal to the sums required to be withheld. In the event that Units that would otherwise be issued in payment of the Phantom Units are used to satisfy such withholding obligations, the number of Units which shall be so withheld shall be limited to the number of Units which have a Fair Market Value (which, in the case of a broker-assisted transaction, shall be determined by the Committee, consistent with applicable provisions of the Code) on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

6.

Rights as Unit Holder. Neither the Participant nor any person claiming under or through the Participant shall have any of the rights or privileges of a holder of Units in respect of any Units that may become deliverable hereunder unless and until certificates representing such Units shall have been issued or recorded in book entry form on the records of the Partnership or its transfer agents or registrars, and delivered in certificate or book entry form to the Participant or any person claiming under or through the Participant.

7.

Non-Transferability. Neither the Phantom Units nor any right of the Participant under the Phantom Units may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant (or any permitted transferee) other than by will or the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, the Partnership and any of their Affiliates.

8.

Distribution of Units. Unless otherwise determined by the Committee or required by any applicable law, rule or regulation, neither the Company nor the Partnership shall deliver to the Participant certificates evidencing Units issued pursuant to this Agreement and instead such Units shall be recorded in the books of the Partnership (or, as applicable, its transfer agent or equity plan administrator). All certificates for Units issued pursuant to this Agreement and all Units issued pursuant to book entry procedures hereunder shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the Program or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units are then listed, and any applicable federal or state laws, and the Company may cause a legend or legends to be inscribed on any such certificates or book entry to make appropriate reference to such restrictions. In addition to the terms and conditions provided herein, the Company may require that the Participant make such covenants, agreements, and representations as the Company, in its sole discretion, deems advisable in order to comply with any such laws, regulations, or requirements. No fractional Units shall be issued or delivered pursuant to the Phantom Units, and any such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

9.

Partnership Agreement. Units issued upon payment of the Phantom Units shall be subject to the terms of the Program and the Partnership Agreement. Upon the issuance of Units to the Participant, the Participant shall, automatically and without further action on his or her part, (i) be admitted to the Partnership as a Limited Partner (as

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defined in the Partnership Agreement) with respect to the Units, and (ii) become bound, and be deemed to have agreed to be bound, by the terms of the Partnership Agreement.
10.

No Effect on Service. Nothing in this Agreement or in the Program shall be construed as giving the Participant the right to be retained in the employ or service of the Company or any Affiliate thereof. Furthermore, the Company and its Affiliates may at any time dismiss the Participant from employment or consulting free from any liability or any claim under the Program or this Agreement, unless otherwise expressly provided in the Program, this Agreement or any other written agreement between the Participant and the Company or an Affiliate thereof.

11.

Severability.  If any provision of this Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.

12.

Tax Consultation. None of the Board, the Committee, the Company nor the Partnership has made any warranty or representation to Participant with respect to the income tax consequences of the issuance of the Phantom Units, the Units or the transactions contemplated by this Agreement and the Participant represents that he or she is in no manner relying on such entities or their representatives for tax advice or an assessment of such tax consequences. The Participant understands that the Participant may suffer adverse tax consequences in connection with the Phantom Units granted pursuant to this Agreement. The Participant represents that the Participant has consulted with any tax consultants that the Participant deems advisable in connection with the Phantom Units.

13.

Amendments, Suspension and Termination. To the extent permitted by the Program, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. Except as provided in the preceding sentence, this Agreement cannot be modified, altered or amended, except by an agreement, in writing, signed by both the Partnership and the Participant.

14.

Lock-Up Agreement. The Participant shall agree, if so requested by the Company or the Partnership and any underwriter in connection with any public offering of securities of the Partnership or any Affiliate thereof, not to directly or indirectly offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any Units held by him or her for such period, not to exceed one hundred eighty (180) days following the effective date of the relevant registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), in connection with such public offering, as such underwriter shall specify reasonably and in good faith. The Company or the Partnership may impose stop transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period. Notwithstanding the foregoing, the 180-day period may be extended in the discretion of the Company for up to such number of additional days as is deemed necessary by such underwriter or the Company or Partnership to continue coverage by research analysts in accordance with FINRA Rule 2711 or any successor or other applicable rule.

15.

Conformity to Securities Laws. The Participant acknowledges that the Program and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, any and all regulations and rules promulgated by the SEC thereunder, and all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Program shall be administered, and the Phantom Units are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Program and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

16.

Code Section 409A. None of the Phantom Units or any amounts paid pursuant to this Agreement are intended to constitute or provide for a deferral of compensation that is subject to Section 409A of the Code. Nevertheless, to the extent that the Committee determines that the Phantom Units may not be exempt from (or compliant with) Section

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409A of the Code, the Committee may (but shall not be required to) amend this Agreement in a manner intended to comply with the requirements of Section 409A of the Code or an exemption therefrom (including amendments with retroactive effect), or take any other actions as it deems necessary or appropriate to (a) exempt the Phantom Units from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Phantom Units, or (b) comply with the requirements of Section 409A of the Code. To the extent applicable, this Agreement shall be interpreted in accordance with the provisions of Section 409A of the Code. Notwithstanding anything in this Agreement to the contrary, to the extent that any payment or benefit hereunder constitutes non-exempt “nonqualified deferred compensation” for purposes of Section 409A of the Code, and such payment or benefit would otherwise be payable or distributable hereunder by reason of the Participant’s cessation of Service, all references to the Participant’s cessation of Service shall be construed to mean a Separation from Service, and the Participant shall not be considered to have a cessation of Service unless such cessation constitutes a Separation from Service with respect to the Participant.

17.

Adjustments; Clawback. The Participant acknowledges that the Phantom Units are subject to modification and forfeiture in certain events as provided in this Agreement and Section 7 of the Program. The Participant further acknowledges that the Phantom Units and Units issuable hereunder, whether vested or unvested and whether or not previously issued, are subject to clawback as provided in Section 8(o) of the Program.

18.

Successors and Assigns. The Company or the Partnership may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company and the Partnership. Subject to the restrictions on transfer contained herein, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

19.

Governing Law. The validity, construction, and effect of this Agreement and any rules and regulations relating to this Agreement shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.

20.

Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.

[Signature page follows]

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The Participant’s signature below indicates the Participant’s agreement with and understanding that this award is subject to all of the terms and conditions contained in the Program and in this Agreement, and that, in the event that there are any inconsistencies between the terms of the Program and the terms of this Agreement, the terms of the Program shall control. The Participant further acknowledges that the Participant has read and understands the Program and this Agreement, which contains the specific terms and conditions of this grant of Phantom Units. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Program or this Agreement.

Mid-Con Energy Partners GP, LLC
a Delaware limited liability company

By:

Name:

Title:

Mid-Con Energy Partners, LP
a Delaware limited partnership

By:Mid-Con Energy Partners GP, LLC
Its General Partner

By:

Name:

Title:

“PARTICIPANT”

Name:

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